As filed with the Securities and Exchange Commission on August 19, 2013.
Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________________
UNITED HEALTH PRODUCTS, INC.
(Exact Name of Issuer as specified in its Charter)

Nevada	84-1517723
(State of other Jurisdiction Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Morse & Morse, PLLC
1400 Old Country Road, Suite 302, Westbury, NY 11590
(Address of Principal Executive Offices) (Zip Code)
_______________________________________________

2013 Employee Benefit and Consulting Services Compensation Plan
(Full title of the Plans)
_______________________________________________
Dr. Phillip Forman, Chief Executive Officer
c/o Morse & Morse, PLLC
1400 Old Country Road, Suite 302, Westbury, NY 11590

(516) 487-1431
(516) 487-1452/fax
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________________

Copies of all communications to:
Steven Morse, Esq.
Morse & Morse PLLC
1400 Old Country Road, Suite 302
Westbury, New York 11590

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)

Common Stock, Par Value $.001 Per Share	15,000,000	(1)(2)	$.11	$1,650,000	$225.06
Total				$1,650,000	$225.06
______________
(1)
Includes the 2013 Employment Benefit and Consulting Services Compensation Plan (the “Plan”) which currently authorizes the direct issuance of shares of Common Stock, $.001 par value, and the granting of shares or Stock Options to purchase an aggregate of 15,000,000 shares of Common Stock.

(2)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933 based on no less than the average of the closing sales price of the Company’s Common Stock on the OTC Electronic Bulletin Board on August 12, 2013.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Incorporated hereby by reference and made a part hereof is the Registrant's Registration Statement on Form 10-SB as amended (File no. 000-27781) (including, without limitation, the description of securities contained in Item 8 of Part I of the Form 10-SB/A) and filed under the Securities Exchange Act of 1934 (the "Exchange Act") and which became effective in 1999, registering the Registrant's Common Stock under Section 12(g) of the Exchange Act, the Registrant’s Form 10-K for its fiscal year ended December 31, 2012, Form 10-Q for the quarters ended March 31 and June 30, 2013 and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.      DESCRIPTION OF SECURITIES

Not applicable.

Item 5.      INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the securities being registered by this Registration Statement is being passed upon by Morse & Morse PLLC, 1400 Old Country Road, Suite 302, Westbury, NY 11590, counsel to the Registrant.

Item 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, Company's Certificate of Incorporation provides that the Company will indemnify its officers and directors against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of the Company unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. The Company may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if the Company is so entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. Furthermore, it should be noted that a successful indemnification of any officer or director could deplete the assets of the Company.

Item 7.      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

Item 8.      EXHIBITS

The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

Exhibit
Number	Description

4.1	Form of Common Stock Certificate (1)
5.1	Opinion of Morse & Morse, PLLC
23.1	Consent of Rosenberg Rich Baker Berman & Company
23.2	Consent of Morse & Morse PLLC (included in Exhibit 5.1)
99.1	2013 Employee Benefit and Consulting Services Compensation Plan (2)
________
(1)	Incorporated by reference to the exhibits contained in Form 10SB-12g, Registration No. 0-27781 filed on October 22, 1999.

(2)	Incorporated by reference to Exhibit 99.1 contained in the Form 10-Q for the quarter ended June 30, 2013.

Item 9.      UNDERTAKINGS

A.	To Update Annually

The undersigned registrant hereby undertakes that it will (other than as provided in the proviso to item 512(a) of Regulation S-K) (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) include any additional or changed material information on the plan of distribution; (2) for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.	Incorporation of Subsequent Securities Exchange Act of 1934 Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Indemnification of Officers and Directors

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York on the 15th day of August, 2013.

UNITED HEALTH PRODUCTS, INC.

Dated: Westbury, New York	By:	/s/ Dr. Phillip Forman
Dr. Phillip Forman
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dr. Phillip Forman	Principal Executive Officer, President,	August 15, 2013
Dr. Phillip Forman	Acting Principal Financial Officer,
Chairman of the Board

Director
John Capotorto

/s/ Nate Knight	Director	August 15, 2013
Nate Knight

Dr. Phillip Forman, John Capotorto and Nate Knight represent all the current members of the Board of Directors.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

EXHIBITS

TO

FORM S-8

REGISTRATION STATEMENT

UNITED HEALTH PRODUCTS, INC.